TRANSFER AGENT AGREEMENT

THIS TRANSFER AGENT AGREEMENT ("Agreement"), is made and entered into this 28th day of May, 2004 by and between FalconTarget, Inc., a corporation organized under the laws of Delaware (hereinafter called the "Company"), and Pennsylvania Avenue Advisers LLC, a District of Columbia limited liability company (hereinafter called the "Agent").

W I T N E S S E T H:

WHEREAS, the Company wishes to retain the Transfer Agent to provide Transfer, Registrar, Exchange and Dividend Disbursing services to the Company and also has agreed to act for the Company in other respects as hereinafter stated; and

WHEREAS, the Transfer Agent is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. TERMS OF APPOINTMENT; DUTIES OF THE AGENT

Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and appoints the Agent to act as transfer agent, registrar, exchange agent and dividend disbursing agent.

The Company is authorized to issue separate classes of shares as well as preferred stock, options, warrants, convertible securities or similar instruments. The parties intend that each such class and instrument, as set forth in Appendix A, established by the Company, now or in the future, be covered by the terms and conditions of this Agreement.

The Agent shall perform all of the customary services of a transfer agent, registrar, exchange agent and dividend disbursing agent, and as relevant, agent in connection with warrant programs, option or similar plans (including without limitation any periodic investment plan), including but not limited to:

A. Issue, register and countersign certificates (that is, certificates not issued upon transfer and cancellation of existing certificates then outstanding) of the Company's stock covered by this appointment upon being furnished with an appropriate written request signed by an officer of the Company, a certified copy of a resolution of the Board of Directors authorizing such original issue and, if specifically requested by the Agent, an opinion of counsel;

B. Accept for transfer any outstanding certificates representing the Company's stock covered by this appointment, and to issue and countersign new certificates in place thereof, except that the Agent may refuse to transfer such certificate if it in good faith believes that the certificate, when surrendered for transfer, is not validly or genuinely endorsed or is otherwise not in compliance with law.  The Agent reserves the right to refuse to transfer shares until it is satisfied that the requested transfer is legally authorized and it shall incur no liability for the refusal in good faith to make transfers which it, in its judgment, believes  may be improper, unauthorized or for any reason not permitted by law.  The Agentmay, in effecting transfers, rely upon Simplification Acts or the Uniform Commercial Code which it believes may protect the Agent and the Company in not requiring complete documentation.  In cases in which the Agent is not directed or otherwise required to maintain the consolidated records of stockholders' accounts, the Agent shall not be liable for any loss which may arise by reason of not having such records where it has exercised ordinary diligence.  The Agent shall be under no duty to use a greater degree of diligence by reason of not having such records.

C. Process exercise of options, warrants or other convertible securities in accordance with the shareholder's instructions and terms of the instrument;

D. Prepare and transmit payments for dividends and distributions declared by the Company;

E. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., automatic investment, dividend reinvestment, etc.);

F. Record the issuance of shares of the Company and maintain, pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934 ("1934 Act"), a record of the total number of shares of the Company which are authorized, issued and outstanding and such other records as are required to be maintained by a transfer agent by the rules under the 1934 Act;

G. Verify prior to the issuance of shares that the number of shares issued does not exceed the maximum authorized;

H. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

I. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

J. Provide shareholder account information upon request of the Company and prepare and mail confirmations and statements of account to shareholders for all purchases, sales and other confirmable transactions as agreed upon by the Company and the Agent; and

K. Provide a Blue Sky System that will enable the Company to monitor the total number of shares sold in each state. In addition, the Company shall identify to the Agent in writing those transactions and assets to be treated as exempt from any Blue Sky reporting requirements applicable to the Company for each state. The responsibility of the Agent for the Company's Blue Sky state registration status is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company.

The foregoing services shall be provided in a manner consistent with the policies of the Company as communicated to the Agent.

2. COMPENSATION

The Company agrees to pay the Agent such fees as set forth in Appendix A for performance of the duties listed in this Agreement in addition to any out-of-pocket expenses incurred by the Agent. Such out-of-pocket expenses may include the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses. These fees and out-of-pocket expenses may be modified from time to time subject to mutual written agreement between the Company and the Agent.

The Company agrees to pay all fees and out-of-pocket expenses within ten (10) business days following receipt of the billing notice.

3. REPRESENTATIONS OF AGENT

The Agent represents and warrants to the Company that:

A. It is a limited liability company duly organized, existing and in good standing under the laws of the District of Columbia;

B. It is a registered transfer agent under the 1934 Act;

C. It is duly qualified to carry on its business in the District of Columbia;

D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, the 1934 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction over its operations.

4. REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Agent that:

A.. The Company is a corporation organized, existing, and in good standing under the laws of Delaware;

B. The Company is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement;

C. All necessary proceedings required by the Charter and By-Laws have been taken to authorize the Company to enter into and perform this Agreement;

D. The Company will comply with all applicable requirements of the 1933 Act, the 1934 Act, and any laws, rules and regulations of governmental authorities having jurisdiction over its operations;

E. Appropriate state securities law filings have been made or will become effective before any public offering commences and will continue to be made, with respect to all shares of the Company being offered for sale; and

F. The Company will inform the Agent promptly of: (i) changes in the number of authorized shares, (ii) authorization and changes in the number of authorized warrants, options, convertible securities or similar instruments, and (iii) authorization and changes in the number of authorized preferred stock or similar instruments. The Company will inform the agent of the terms of any warrant, preferred stock or other security.

G. The Company represents and warrants that it understands that the Agent will comply with the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA Patriot Act") as well as other  anti-money laundering and sanction laws and regulations. The Company will supply the Agent with all information required by the Agent to fulfill its responsibilities under these regulations. The Company understands that under certain circumstances, the Agent may be required under these regulations to refrain from completing transactions, report suspicious transactions to relevant government agencies, or transfer assets to the U.S. government. The Company represents and warrants that it, its directors and officers or other principals are not engaged in any activity illegal under the laws of the United States. The Company will promptly notify the Agent if the Company or any of its directors, officers or other principal is included on the list of Specially Designated Nationals maintained by the U.S. Treasury.

5. COVENANTS OF THE COMPANY AND AGENT

The Company shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Company ("Board") authorizing the appointment of the Agent and the execution of this Agreement. The Company shall provide to the Agent a copy of the Charter, By-Laws, and all amendments.

6. INDEMNIFICATION; REMEDIES UPON BREACH

The Agent shall exercise reasonable care and act in good faith in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of or attributed to any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction for a proper corporate purpose provided to the Agent by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Directors of the Company.

Further, the Company will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Company (unless contributed to by the Agent's breach of this Agreement or other agreements between the Company and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the investment company industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

In order that the indemnification provisions contained in this section shall apply, it is understood that in any case in which the Company may be asked to indemnify or hold the Agent harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The Company shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Company so elect, the Company will so notify the Agent and thereupon the Company shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Company may be asked to indemnify the Agent except with the Company prior written consent.

The Agent shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of or attributed to any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct of the Agent or any of its employees and agents.

7. CONFIDENTIALITY

The Agent agrees on behalf of itself and its employees and agents to treat confidentially all records and other information relative to the Company and its shareholders and shall not disclose to any other party, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

The Company consents to the use by the Agent of its name as a representative customer in promotional literature and advertising, including without limitation, on web pages posted on the internet.

8. RECORDS

The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is acceptable to the Company but not inconsistent with the rules and regulations of appropriate government authorities. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Company and will be preserved, maintained, and made available to the Company on and in accordance with its request.

If to Agent:

Pennsylvania Avenue Advisers LLC

P.O. Box 9543

Washington, DC 20016

U.S.A.

If to Company:

FalconTarget, Inc.

c/o T. Kirchner

4201 Massachusetts Ave NW 8037C

Washington, DC 20016

9. NOTICE

Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party.

10. CHOICE OF LAW

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the District of Columbia. Directors and shareholders of the Company shall not be personally liable for obligations of the Company in connection with any matter arising from or in connection with this Agreement.

11. INITIAL PROCEDURES

The Company shall furnish the Agent with a sufficient supply of blank stock certificates and from time to time will renew such supply upon the request of the Agent. Such blank stock certificates shall be properly signed by  officers of the Company authorized by law or by the Company's bylaws to sign stock certificates and, if required, shall bear the corporate seal or facsimile  thereof.

The Company shall file promptly with the Agent written notice of any change in the officers authorized to sign stock certificates, written instructions or requests, together with specimen signature of each newly authorized officer.  In case of any officer of the Company who shall have properly signed blank stock certificates shall die, resign or be removed prior to the issuance of such certificates, the Agent as transfer agent and/or as registrar may issue or register such stock  certificates as the stock certificates of the Company notwithstanding such death, resignation or removal; and the Company shall file promptly with the Agent such approval, adoption or ratification as may be required by law.

The Company shall provide the Agent with a list, certified by the Secretary of the Company, showing the number and date of each outstanding certificate, the name in which issued, the number of shares represented thereby, the address and taxpayer identifying number of the stockholder, all stop transfer orders in respect to such certificate and the reason for such orders and, finally, all certificates issued as replacements for those reported lost, stolen or destroyed, and also a list, certified by the Secretary of the Company, showing the number and date of each outstanding insider (non-registered) certificate, the name in which issued, the number of shares represented thereby, and the address and taxpayer identifying number of the stockholder.

12. TERMS OF AGREEMENT

A. This Agreement shall become effective upon its execution and shall  continue until terminated by either party upon ninety (90) days' written notice given by one party to the other party.

B. This Agreement may be amended by the mutual written consent of both parties.

C. This Agreement and any right or obligation hereunder may not be assigned by either party without the written consent of the other party.

D. In the event that the Company gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

E. Should the Company exercise its right to terminate this Agreement, except where such termination follows a breach of this Agreement by the Agent, all out-of-pocket expenses associated with the movement of records and material will be paid by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FalconTarget, Inc.                                            Pennsylvania Avenue Advisers LLC

By:____/s/ Serge Atlan_________      By:__/s/ Thomas Kirchner________

Print:___Serge Atlan___________      Print: Thomas Kirchner

Title:___Chairman_____________     Title: Managing Member

By:____/s/ Thomas Kirchner_____

Print:____ Thomas Kirchner_____

Title:____President____________

Date: May 28, 2004                              Date: May 28, 2004

Appendix A

Classes of Shares and Related Securities

As of the 28th day of May, 2004

Classes of shares of the Company: Common Shares. Authorized: 100,000,000 Issued: 22,000,000

Preferred stock: _________ Authorized: _____ Issued: _______

Warrants: _________ Authorized: _____ Issued: _______

Options: _________ Authorized: _____ Issued: _______

Convertible securities: _________

Instruments similar to the above (specify): ______________________________________

________________________________________________________________________

________________________________________________________________________
________________________________________________________________________

Appendix B

Prices For Services Rendered

As of the 28th day of May, 2004

No compensation shall accrue under this agreement until the Company consummates a Business Transaction as described in its Form 10-SB filing with the Securities and Exchange Commission.

Pricing Plan
Plan Maintenance Fee Prepaid for one year	$960/year
This Plan Includes:

Maintenance of shareholder registry in accordance with SEC regulations

Initial account setup for up to 10 accounts

Maintenance of up to 10 accounts

Up to five account transactions per year
  (buy/sell counts as one transaction)

Report and replace two lost certificates per year,      in accordance with the law

Additional Services (some services may incur charges in more than one category)
More Than 10 Accounts	Add $1.00 per account per month (or fraction)
Setup For More Than 10 Accounts	Add $1.00 per account over 10
More Than Five Transactions	$10 per additional transaction for: - company generated issuance (not new) - company generated transfers - transfer of existing shares - cancellations - restricted or unrestricted
Issuance of Certificates (newly authorized shares)	$50 + $10 per certificate
Rush Service On Transactions (Less Than 3 Day Turnaround)	Add $15 per transaction
List of Accounts/Shareholders	$50 for first 100 accounts $0.50 for each additional account
Dividend Payments	$50 basis + $2.00 per account
Mailings to Shareholders	$3 per account + labor
Proxy Voting Processing	$150 basis + $3.50 per voting card returned
Mailing Labels	$30 basis + $0.25 per label
Out-of-pocket Expenses and All Materials	Cost + 10% processing fee
Postage	At cost. All certificates are sent certified mail.
Termination Fee	$500
Labor (other than for above services)	$125 / hour

All amounts are payable in US$ within 30 days. Checks must be drawn on a U.S. bank. A late fee of $10 is added to all past due amounts. Collections and attorney's fees are billed to customer.